                                                                      EXHIBIT 99


PRESS RELEASE                            Contact:    Claire M. Gulmi
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     (615) 665-1283



           AMSURG ANNOUNCES FIRST-QUARTER NET EARNINGS FROM CONTINUING
                     OPERATIONS PER DILUTED SHARE OF $0.29

NASHVILLE, Tenn. (April 26, 2005) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2005. Revenues were a record $92,289,000 for the first quarter of 2005, a 16% increase from $79,746,000 for the first quarter of 2004. Net earnings from continuing operations were $8,652,000, up 10% from $7,870,000. Net earnings from continuing operations per diluted share increased 12% for the first quarter of 2005 to $0.29 from $0.26 for the first quarter of 2004.

         Mr. McDonald commented, "We are pleased to report that AmSurg added seven new centers to its operations during the first quarter, five of which were acquisitions and two of which were de novo center developments. These centers were part of the 20-center net increase to our centers in operation since the end of the first quarter last year, which was the primary driver of our growth in revenue for the latest quarter.

         "Our revenue growth for the first quarter also reflected a 3% increase in same-facility revenues, in a quarter which has our most difficult same-facility revenue comparison for 2005. Virtually all our same-facility revenue growth resulted from procedure growth. We continue to expect same-facility revenue growth of 4% to 7% for the full year.

         "We completed the first quarter of 2005 with seven centers under development, six of which we expect to open during 2005. We also had two centers under letter of intent at the end of the first quarter, an acquisition and a de novo center development, and since the end of the first quarter, we have signed another under letter of intent for a center acquisition. We continue to target the addition of 16 to 19 new centers in operation during 2005, eight of which are expected to be de novo center developments. Based on an active pipeline of potential center acquisitions, and our purchase during the first quarter of five of the eight to 11 targeted acquisitions for 2005, we remain confident of achieving our center expansion goals for 2005.

         "Our ability to fund this growth is supported by our strong financial position and substantial cash flow from operations, which, for the first quarter, was more than double net earnings from continuing operations. We had over $16 million in cash and cash equivalents at the end of the first quarter, and long-term debt and other long-term liabilities totaled only 35% of total shareholders' equity. After the first quarter, we also amended our credit agreement, increasing our total availability to $150 million from $125 million, lowering our borrowing costs and extending the facility's maturity to April 2010. With this increase, we currently have approximately $60 million in available capacity.



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AMSG Reports First-Quarter Results
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April 26, 2005


         "As a result, primarily, of our substantial progress toward meeting our center expansion goals for 2005, we today affirm our established guidance for net earnings per diluted share for 2005 in a range of $1.33 to $1.36. This guidance includes our assumptions for revenues in a range of $400 million to $420 million for 2005 and growth in same-facility revenues for the year in a range of 4% to 7%."

         Mr. McDonald added, "While our first quarter results represented an increase over the 2% same-facility revenue growth rate produced for the last two quarters of 2004, we will continue to focus on improving our same-facility revenue growth. Supporting our efforts, AmSurg remains the leading provider in the single-specialty ASC market with a proven track record of helping its physician partners gain market share. We also expect to continue benefiting from significant demographic trends, as well as from our ability to provide high quality, low cost care that produces high satisfaction among both patients and their physicians."

         The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking "Investor Relations" or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on May 26, 2005.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other filings with the Securities and Exchange Commission, including the following risks: the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth at the Company's existing centers and through acquisitions and development of new centers; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers


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AMSG Reports First-Quarter Results
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April 26, 2005


for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. Consequently, actual operations and results may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2005, AmSurg owned a majority interest in 135 centers and had seven centers under development.






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AMSG Reports First-Quarter Results
Page 4
April 26, 2005



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            FOR THE THREE MONTHS
                                                                               ENDED MARCH 31,
                                                                          --------------------------
STATEMENT OF EARNINGS DATA:                                                 2005             2004
                                                                          ---------        ---------
Revenues                                                                  $  92,289        $  79,746

Operating expenses:
      Salaries and benefits                                                  26,024           21,662
      Supply cost                                                            10,131            8,990
      Other operating expenses                                               18,657           15,689
      Depreciation and amortization                                           3,758            3,211
                                                                          ---------        ---------
             Total operating expenses                                        58,570           49,552
                                                                          ---------        ---------

             Operating income                                                33,719           30,194

Minority interest                                                            18,586           16,651
Interest expense, net                                                           902              427
                                                                          ---------        ---------
             Earnings from continuing operations before income taxes         14,231           13,116
Income tax expense                                                            5,579            5,246
                                                                          ---------        ---------
             Net earnings from continuing operations                          8,652            7,870

Discontinued operations:
      Earnings from operations of discontinued interests in
           surgery centers, net of  income taxes                               --                509
      Gain on disposal of discontinued interests in
           surgery centers, net of income taxes                                --              1,241
                                                                          ---------        ---------
             Earnings from discontinued operations                             --              1,750
                                                                          ---------        ---------
             Net earnings                                                 $   8,652        $   9,620
                                                                          =========        =========

Basic earnings per common share:
             Net earnings from continuing operations                      $    0.29        $    0.26
             Net earnings                                                 $    0.29        $    0.32
Diluted earnings per common share:
             Net earnings from continuing operations                      $    0.29        $    0.26
             Net earnings                                                 $    0.29        $    0.31

Weighted average number of shares and share equivalents (000's):
      Basic                                                                  29,451           30,158
      Diluted                                                                30,024           30,832

OPERATING DATA:

Continuing centers in operation at end of period                                135              115
Centers under development/not opened at end of period                             7               11
Centers under letter of intent                                                    2                6
Average number of centers in operation                                          131              113
Average revenue per center                                                $     704        $     705
Same center revenues increase                                                     3%               7%
Procedures performed during the period                                      172,142          146,669
Cash flows provided by operating activities                               $  18,327        $  15,090
Cash flows used by investing activities                                   $ (21,822)       $ (12,435)
Cash flows provided by (used in) financing activities                     $   5,161        $  (1,535)
Reconciliation of net earnings to EBITDA (1):
      Net earnings from continuing operations                             $   8,652        $   7,870
      Add:  income tax expense                                                5,579            5,246
      Add:  interest expense, net                                               902              427
      Add:  depreciation and amortization                                     3,758            3,211
                                                                          ---------        ---------
             EBITDA                                                       $  18,891        $  16,754
                                                                          =========        =========


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AMSG Reports First-Quarter Results
Page 5
April 26, 2005

                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                                          MARCH 31,       DECEMBER 31,
BALANCE SHEET DATA:                                                         2005              2004
                                                                          ---------        ---------
Cash and cash equivalents                                                 $  16,658        $  14,992
Accounts receivable, net                                                     43,645           39,224
Working capital                                                              57,208           56,302
Total assets                                                                447,314          425,155
Long-term debt and other long-term liabilities                               92,882           88,160
Minority interest                                                            43,244           39,710
Shareholders' equity                                                        264,228          254,149


(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.


















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